Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 Registration Statement on Form S-8 of our report dated March 16, 2004, except for Note 12, as to which the date is April 8, 2004, relating to the financial statements and financial statement schedule of Brookstone, Inc., which appears in Brookstone, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 26, 2004